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                                                                   EXHIBIT 23.3




June 9, 1998

To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-80919) of Forcenergy Inc of our reports dated February 26, 1999, February 16, 1998 and February 7, 1997, and our estimates of the net proved natural gas and oil reserves of Forcenergy, as of January 1, 1999, 1998 and 1997, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates, included in this Annual Report on form 10-K for the year ended December 31, 1998.

                                             COLLARINI ENGINEERING INC.



                                             /s/       CHERYL R. COLLARINI, P.E.
                                             ----------------------------------
                                             Cheryl R. Collarini, P.E.
                                             President